Exhibit 10.2

SALES and MARKETING REPRESENTATIVE AGREEMENT

AGREEMENT, made as of the 13th day of September, 2012, between ContinuityX Solutions, Inc., a Delaware corporation, having its principal office at 610 State Route 116, Metamora, II, 61548, hereinafter called ("COMPANY"), and M & M Licensing, inc., a Delaware corporation, having an address at 498 7th Ave., 20th fl., NY, NY 10018 hereinafter called ("REPRESENTATIVE").

WHEREAS, REPRESENTATIVE wishes to act as the exclusive sales and marketing agent for COMPANY for its products and services ("PRODUCT) to professional sports teams, leagues, stadiums, arenas, and venues, excluding sales made to the St. Louis Rams, Washington Redskins, New York Jets, Denver Nuggets, Colorado Avalanche and Arsenal FC ("Sports Market") in the United States and COMPANY wishes to establish REPRESENTATIVE as the exclusive sales representative for PRODUCT to the Sports Market. This Agreement is stand alone and not subject to the terms and conditions of any other prior, current or future agreements between the Parties.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, it is agreed as follows:

1.         Appointment as REPRESENTATIVE. COMPANY hereby appoints REPRESENTATIVE as the exclusive sales and marketing agent for PRODUCT to the Sports Market, and a non-exclusive agent for any other customer not included within the definition of Sports Market. REPRESENTATIVE hereby accepts, as sales and marketing representative for the PRODUCT. In addition, COMPANY hereby grants to REPRESENTATIVE the nontransferable right and license to use its trade name, trademark, labels, copyrights, and other advertising media in the marketing of the PRODUCT.

2.         Commissions as a REPRESENTATIVE.

(a) As compensation for the services to be rendered by REPRESENTATIVE in accordance herewith, REPRESENTATIVE shall be paid a commission equal to fifteen (15%) percent of Gross Sales collected from PRODUCT sold to the Sports Market on a "one time payment basis" or for the first periodic cycle on Gross Sales collected from PRODUCT sold on a recurring payment basis, to any Sports Market Customer, irrespective of whether the order is completed and/or submitted by COMPANY or REPRESENTATIVE.

(b) In addition, commissions shall be due on the collections resulting from the sale of PRODUCT to any customer of Company, other than a Sports Market customer, that was introduced to Company by Representative, provided that Customer had not been solicited by Company, or in active negotiations for provision of PRODUCT, either directly, or through another agent of COMPANY, within the period of ninety (90) days preceding the introduction by REPRESENTATIVE (a 'Protected Prospect"). REPRESENTATIVE acknowledges that it may not receive commissions on customers within market segments where exclusivity has been granted to others prior to said introduction by REPRESENTATIVE. If said Protected Prospect does not enter into an agreement or order for PRODUCT following introduction by REPRESENTATIVE within one hundred eighty (180) days following such introduction, the customer will no longer be deemed a Protect Prospect. This commission shall be fifteen (15%) percent on a "one time payment basis" or for the first periodic cycle on Gross Sales collected from PRODUCT sold on a recurring payment basis, to any Protected Prospect customer irrespective of whether the order is completed and/or submitted by COMPANY or REPRESENTATIVE .

(c) Gross Sales" shall mean the net amount actually received by the COMPANY, in US dollar currency valuation, from the customer for goods and services to be supplied to customer, not including taxes.

(d) Excluding the first periodic bill cycle, Representative shall be paid additional commission equal to ten (10) percent of net amounts collected by the COMPANY on recurring periodic sales of PRODUCT to either Prospective Product customers or Sports Market customers for as long as customer remains a customer of COMPANY, in accordance with the provisions set forth in section 10 below. This provision shall survive the termination of this Agreement.

(e) Commissions will be paid in COMPANY restricted common stock, whose exercise price will be set at the average closing price of the last ten (10) trading days of COMPANY stock at the end of the quarter just preceding the due date of any commissions due.

(f) No commission shall be paid to REPRESENTATIVE unless and until COMPANY has actually received payment from the customer. Commissions shall be paid within fifteen (15) days following the end of each fiscal quarter.

3.         Efforts. The role of the REPRESENTATIVE is to further sales, refer new clients to Company and to actively promote the PRODUCT as the representative of the products and services of COMPANY in the Sports Market. In furtherance of its efforts in this regard, REPRESENTATIVE may choose to employ salespeople, representatives and other agents and employees to assist in either the sales of the PRODUCT, or to effectuate referrals of customers to COMPANY. COMPANY shall use best efforts to market, implement, and/or fulfill any order from a Sports Market customer, in a manner ,consistent with a high revel of care.

4.         Sales. If REPRESENTATIVE markets and/or demonstrates PRODUCT to a prospective customer, REPRESENTATIVE shall quote only such prices and terms as may be fixed by COMPANY in writing in the future and delivered to REPRESENTATIVE. Notwithstanding, prices and terms quoted to Sports Market customers shall be at least as favorable as those applicable to other sales representatives of COMPANY for the same or substantially the same PRODUCT in other market segments. All orders taken by REPRESENTATIVE shall be sent promptly to COMPANY and shall be subject to acceptance by an authorized officer of COMPANY, which acceptance shall not be unreasonably withheld. In the event any such order is rejected by COMPANY, COMPANY shell provide, in writing, to REPRESENTATIVE within ten (10) days of such rejection its reason(s) therefore. COMPANY shall forward to REPRESENTATIVE two copies of invoices covering provision of the PRODUCT to any of its Sports Market customers within three (3) business days of such provision.

5.         Expenses. REPRESENTATIVE shall pay all costs of conducting its sales representation, except as provided in paragraph 7 below, including any salaries, commissions or other compensation payable to salespersons, sales representatives, agents or employees employed by it.

6.         Samples. COMPANY, at its own expense, shall furnish to REPRESENTATIVE a sufficient supply of current samples and advertising materials for all PRODUCT to be used by REPRESENTATIVE in connection with its obligations hereunder. Such samples and materials are and will remain the exclusive property of COMPANY who shall retain title thereto, and shall be returned by REPRESENTATIVE to COMPANY, at COMPANY'S cost and expense, upon termination of this Agreement or any modification or extension thereof.

7.         Relationship of Parties. REPRESENTATIVE acknowledges that it is an independent contractor and that nothing in this Agreement shall create the relationship of partners, joint ventures' or principal and agent or employer-employee between the parties. REPRESENTATIVE shall have no authority to bind COMPANY or to make any promise or representation or to create any obligation on its behalf unless approved by COMPANY in writing, email acceptable.

8.         Trademarks and Indemnification. During the term of this Agreement, including any extensions hereof, COMPANY shall maintain in full force and effect Federal registrations of any and all of its trade names and trademarks and shall at its own expense exercise its common law and statutory rights against any infringements of its trade names, trademarks, labels and copyrights and/or defend and indemnify REPRESENTATIVE against any claims of such infringement by third parties against COMPANY or REPRESENTATIVE or both of them. If COMPANY fails to so act, REPRESENTATIVE may elect, in the name and at the expense of COMPANY to exercise or defend such rights. COMPANY warrants that the safe or use of its products shall not infringe upon any United States or foreign patent, trademark or trade name and COMPANY shall indemnify REPRESENTATIVE against all claims of infringement and for any and all judgments, decrees, payments made and costs and fees, including reasonable attorneys fees, incurred by REPRESENTATIVE in exercising or defending such rights.

9.         Term. The term of this Agreement shall commence from the date written above and shall continue for a period of two years thereafter or until replaced by an alternative Agreement to be agreed upon by both parties. The term of this Agreement hall be automatically extended for an additional year, on a year by year basis, provided that Gross Safes in the prior year is equal to, or exceeds, five million dollars ($5,000,000 US).

10.       Noncompetition. Upon termination of this Agreement for any reason, REPRESENTATIVE agrees that it will not, on its own account or on the account of any person, firm, partnership, association or corporation, as an officer, director, stockholder, partner, employee, agent, broker, advisor, consultant or in any other capacity, for a period of twelve (12) months solicit or accept business of a similar or competitive nature from COMPANY accounts, accounts obtained as a result of recommendations, referrals or sales representation by REPRESENTATIVE. All clients/prospects brought to the COMPANY by REPRESENTATIVE will, from a commission standpoint, be considered the REPRESENTATIVE'S for as long as the customer remains a customer of COMPANY, and payment of commissions thereon shall continue and shall survive termination of this Agreement. For avoidance of doubt, a customer whose recurring business is discontinued/interrupted for a period of one hundred twenty (120) days or less shall be deemed to a commissionable customer by COMPANY to REPRESENTATIVE. Customers shall not be deemed to be commissionable by COMPANY to REPRESENTATIVE in the event that this Agreement is terminated due to a breach of this Agreement by REPRESENTATIVE that remains uncurred for a period of thirty (30) days after written notice, or a criminal act amounting to a felony, or an intentionally malicious act resulting in material damage to COMPANY.

11.       Confidentiality.

(a) The parties agree to keep this Agreement and each and every term thereof confidential and shall not disclose the same to any third party, except their accountants and attorneys, or consultants, or as may be required by law.

(b) REPRESENTATIVE understands that during the Term, it may have access to unpublished and otherwise confidential information both of a technical and non-technical nature, relating to the business of the Company and any of its parents, subsidiaries, divisions, affiliates (collectively, "Affiliated Entities"), or clients, including without limitation any of their actual or anticipated business, research or development, any of their technology or the implementation or exploitation thereof, information pertaining to clients, accounts, vendors, prices, costs, materials, processes, codes, material results, technology, system designs, system specifications, materials of construction trade secrets and equipment designs, including information that may be disclosed to the Company by others under agreements to hold such information confidential collectively, the "Confidential Information"). REPRESENTATIVE agrees not to disclose or use, either during the Term or any extensions thereto or at any time thereafter, any Confidential Information for any purpose, including without limitation any competitive purpose, unless authorized to do so by the Company in writing, except that it may disclosed and use such information when necessary in the performance of its duties for the Company. REPRESENTATIVE's obligations under this Agreement will continue with respect to Confidential Information, including after the expiration or termination of this Agreement, until such information becomes generally available from public sources through no fault of REPRESENTATIVE. Notwithstanding the foregoing, however, REPRESENTATIVE shall be permitted to disclose Confidential Information as may be required by a subpoena or other governmental order, provided that it first notifies the Company of such subpoena, order or other requirement to give the Company an opportunity to seek a protective order or other appropriate remedy.

(c) Upon the Company's request following the expiration or termination of this Agreement, REPRESENTATIVE will promptly deliver to the Company all documents, records, files, notebooks, manuals, letters, notes, reports, customer and supplier lists, cost and profit data, e-mail, apparatus, computers, blackberries or other PDAs, hardware, software, drawings, blueprints, and any other material of the Company or any of its Affiliated Entities or clients, including all materials pertaining to Confidential Information developed by REPRESENTATIVE or others, and all copies of such materials, whether of a technical, business or fiscal nature, whether on the hard drive of a laptop or desktop computer, in hard copy, disk or any other format, which are in its possession, custody or control.

12.       Modification. No modification or waiver of any provision of this Agreement shall be valid unless made in writing signed by all of the parties hereto,

13.       Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, legal representatives, successors and assigns.

14.       Representations, Warranties and Covenants; SEC and Legal Compliance.

(a) Safeguard Information and Materials. REPRESENTATIVE acknowledges that by the very nature of its relationship with the Company, it will, from time to time have knowledge of or access to material non-public information. "Nonpublic information" is information marked as "non-public" or otherwise denoted as such, or which is information any person using reasonable judgment would conclude as being "non-public" information. REPRESENTATIVE hereby agrees and covenants that it will safeguard and prevent the dissemination of such information to third parties unless authorized in writing by the Company to do so as may be necessary in the performance of its Services under this Agreement.

(b) Conflict With Other Agreements. Both Parties acknowledge that the execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which the REPRESENTATIVE is a party or by which either Party may be bound.

(c) Compliance. REPRESENTATIVE and COMPANY are, and during the term hereof, will be, in material compliance with all applicable laws and regulations necessary for the performance of its obligations hereunder.

(d)Authorization. The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

15.       Assignment. This Agreement may not be assigned or delegated by REPRESENTATIVE without the written consent of COMPANY.

16.       Waiver. The waiver by either Party of a breach of any provision of this Agreement shall not constitute or be construed as a waiver of any future breach of any provision(s) in this Agreement.

17.       Severability. The provisions of this Agreement shall be severable and the invalidity of any provision, or portion thereof, shall not affect the enforceability of the remaining provisions of this Agreement.

18.       Complete Agreement; Modification. This Agreement sets forth the entire agreement between the parties relative to the subject matter herein. Modification or amendment of any of the provisions of this Agreement shall not be valid unless in writing and signed by the parties hereto.

19.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.       Notices. All notices pertaining to this Agreement shall be in writing and transmitted either by (a) personal hand delivery, (b) certified or registered mail, return receipt requested, or (c) reputable overnight courier service. All notices shall be sent to the following addresses unless either party gives written notice of a change of address:

If to the Company:

ContinuityX Solutions, Inc.
610 State Route 116
Metamora, II 61548

If to REPRESENTATIVE:

M & M Licensing, Inc.
498 7th Ave., 20th fl.
New York, NY 10018
Att: Mitchell B. Modell

With a copy to:

M & M Licensing, Inc.
498 7th Ave., 20th fl.
New York, NY 10018
Att: General Counsel

Notices shall be effective	for section 20(a): upon delivery;
for section 20(b); upon receipt
for section 20(c); one day after the deposit with the overnight courier.

21.       Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

22.       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This agreement may be executed by facsimile signature which is hereby deemed to have the same effect as an original signature.

23.       Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

THE COMPANY:
ContinuityX Solutions, Inc.

By:	/s/ David Godwin
David Godwin, CEO

REPRESENTATIVE:
M & M Licensing, Inc.

By:	/s/ Mitchell B. Modell
Mitchell B. Modell, CEO